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                                                                 EXHIBIT 10.24.A


                           FIRST AMENDMENT TO LEASE

     This FIRST AMENDMENT TO LEASE is made and entered into as of this 20/th/ day of August, 1996 by and between P & R INVESTMENT COMPANY, a California General Partnership, (hereinafter referred to as "LESSOR"), and IMAGE ENTERTAINMENT, INC., a California Corporation, (hereinafter referred to as "LESSEE").

                                   WITNESSETH
                                   ----------

A. WHEREAS, LESSOR and LESSEE did heretofore on December 1, 1993, enter into a LEASE ("LEASE"), in which LESSOR rented to LESSEE an industrial building commonly known as 9333 Oso Avenue, Chatsworth, CA 91311 whose legal description is:

    Lots 8 and 9, Tract 31225, recorded in Book 843, pages 62-65 in the office of the Los Angeles County Recorder.

for a term of six (6) years commencing on April 1, 1994 and ending on March 31, 2000; and,

B.  WHEREAS, the parties wish to mutually modify the Lease.

NOW, THEREFORE, it is agreed to by and between the parties as follows:

1. The definition of Premises in the LEASE shall be modified to exclude any reference to Lot 7, Tract 31225. It is the intent of the LESSOR to utilize Lot 7 for a new building.

2. Paragraph 4.(b.) of the Addendum to LEASE dated December 1, 1993 is hereby deleted. Parking for the Premises shall be limited to those parking spaces located on Lots 8 and 9, Tract 31225 only as shown on Exhibit A attached hereto and made a part hereof by this reference.

3. In consideration of Lessee's agreeing to this First Amendment to Lease, Lessor shall at its sole cost and expense, remove the chain link enclosures and concrete curbs at the South-West corner of the building and otherwise at Lessee's request. Lessor shall also restrip the parking area of Premises per Exhibit A.

4. Except as herein modified and amended, all of the terms and conditions of said LEASE dated December 1, 1993 shall be and remain in full force and effect.

4. Since LESSEE is a Corporation, each individual executing this FIRST AMENDMENT TO LEASE on behalf of said Corporation represents and warrants that he/she is duly authorized to execute and deliver this FIRST AMENDMENT TO LEASE on behalf of said Corporation.

5. This FIRST AMENDMENT TO LEASE shall bind the parties hereto, their personal representatives, successors and assigns. This FIRST AMENDMENT TO LEASE shall be governed by the laws of the State of California.

IN WITNESS WHEREOF, the parties have executed this FIRST AMENDMENT TO LEASE on the day and year first written above.

at:  Los Angeles, California

LESSOR:                                 LESSEE:

P & R INVESTMENT CO., by:              IMAGE ENTERTAINMENT, INC., by:

/s/ SANFORD P. PARIS                   /s/ CHERYL LEE
-----------------------------          ------------------------------------
Sanford P. Paris,                      Cheryl Lee,
General Partner                        its Chief Administrative Officer and
                                       General Counsel

/s/ MAX RAMBERG                        /s/ DAVID BORSHELL
-----------------------------          ------------------------------------
Max Ramberg,                           David Borshell,
General Partner                        its Sr. Vice President of Sales,
                                       Marketing and Operations